Exhibit 99.1

BIO-TECHNE RELEASES FIRST QUARTER FISCAL 2019 RESULTS

Minneapolis/October 30, 2018/ Bio-Techne Corporation (NASDAQ:TECH) today reported its financial results for the first quarter ended September 30, 2018.

First Quarter FY2019 Snapshot

●	First quarter organic revenue increased by 10% (13% reported) to $163.0 million.

●	GAAP EPS was $0.45 versus $0.42 one year ago, an increase of 7% over the prior year. Delivered adjusted earnings per share (EPS) of $0.98, an increase of 9% over the prior year.

●	Excellent commercial execution with North America, Europe, and China regions all experiencing solid double-digit organic growth.

●	Closed Quad Technologies and ExosomeDx acquisitions, expanding the portfolio into the growing and scalable markets of Cell Therapy and Cancer Diagnostics.

The company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). Adjusted EPS, adjusted earnings, adjusted gross margin, adjusted operating income, and adjusted operating margin are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Use of non-GAAP Adjusted Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures is included in this press release.

“I’m thrilled with the strong start to FY19,” said Chuck Kummeth, President and Chief Executive Officer of Bio-Techne. “Results were especially strong in our Protein Sciences segment with exceptional commercial execution in both our reagent and analytical solutions business units.”

Kummeth added, “Europe, in particular, continues to exceed our expectations with double digit growth for the past two years. We now have over 275 people in Bio-Techne Europe, including offices in four of Europe’s largest countries. The continued synergies coming from the country teams working together is a model for the entire company.”

Kummeth concluded, “These past few months, much attention has been on our ExosomeDx acquisition, which we are very busy integrating and enabling for accelerated growth in the future. To date, we have been very happy with the team and the promise of this exciting new technology platform.  With core product innovation and strategic acquisitions, the product and technology diversity we have created at Bio-Techne should drive growth for years to come.”

First Quarter Fiscal 2019

Revenue

Net sales for the first quarter increased 13% to $163.0 million. Organic growth was 10% compared to the prior year, with currency translation having an unfavorable impact of 1% and acquisitions contributing 4% to revenue growth.

GAAP Earnings Results

GAAP EPS increased to $0.45 per diluted share, versus $0.42 in the same quarter last year. GAAP EPS was favorably impacted by the lower U.S. federal income taxes rate. GAAP operating income for the first quarter of fiscal 2019 decreased 1% to $25.8 million, compared to $26.0 million in the first quarter of fiscal 2018. GAAP operating margin was 15.8%, compared to 18.0% in the first quarter of fiscal 2018. GAAP operating margin compared to prior year was negatively impacted by the timing of stock compensation expense recognized as a result of a new retirement policy that was implemented in the fourth quarter of fiscal year 2018.

Non-GAAP Earnings Results

Adjusted EPS increased to $0.98 per diluted share, versus $0.90 in the same quarter last year which includes a $0.06 benefit from the decrease in the U.S. federal income tax rate. Adjusted operating income for the first quarter of fiscal 2019 increased 8% compared to the first quarter of fiscal 2018. Adjusted operating margin was 33.9%, compared to 35.3% in the first quarter of fiscal 2018. Adjusted operating margin compared to the prior year was negatively impacted by lower margin acquisitions made by the Company, including ExosomeDx and Quad, which were acquired in first quarter of fiscal 2019.

Segment Results

Management uses adjusted operating results to monitor and evaluate performance of the Company’s business segments, as highlighted below. Since these results are used for this purpose, they are also considered to be prepared in accordance with GAAP.

Protein Sciences Segment

The Company’s Protein Sciences segment is one of the world’s leading suppliers of specialized proteins such as cytokines and growth factors, immunoassays, antibodies and reagents, to the biotechnology community. Additionally, the segment provides an array of platforms useful in various areas of protein analysis. Protein Sciences segment’s first quarter fiscal 2019 net sales were $126.4 million, an increase of 17% from $108.1 million for the first quarter of fiscal 2018. Organic growth for the segment was 14%, with currency translation having a unfavorable impact of 1% on revenue growth and acquisitions contributing 4% to revenue growth. Protein Sciences segment’s adjusted operating margin was 43.2% in the first quarter of fiscal 2019 compared to 42.7% in the first quarter of fiscal 2018. Adjusted operating margin compared to the prior year was positively impacted by product mix, volume leverage, and operational productivity.

Diagnostics and Genomics Segment

The Company’s Diagnostics and Genomics segment provides blood chemistry and blood gas quality controls, hematology instrument controls, diagnostics immunoassays and other bulk and custom reagents for the in vitro diagnostic market. The Diagnostics and Genomics segment also develops and provides in situ hybridization products as well as exosome-based diagnostics for various pathologies, including prostate cancer. The Diagnostics and Genomics segment’s first quarter fiscal 2019 net sales were $36.7 million compared to $36.6 million for the first quarter of fiscal 2018. Organic growth for the segment was -2%, with acquisitions contributing 2% to revenue growth. The Diagnostics and Genomics segment’s adjusted operating margin was 6.9% in the first quarter of fiscal 2019 compared to 19.9% in the first quarter of fiscal 2018. Adjusted operating margin compared to the prior year was negatively impacted by lower margin acquisitions made in the segment, namely Exosome.

Conference Call

Bio-Techne will host an earnings conference call today, October 30, 2018 at 8:00 a.m. CST. To listen, please dial 1-866-548-4713 or 1-323-794-2093 for international callers, and reference conference ID 2296266. A recorded rebroadcast will be available for interested parties unable to participate in the live conference call. To access the replay, U.S. callers should dial 1-844-512-2921 or international callers should dial 1-412-317-6671, and enter the replay access code 2296266. The replay can also be accessed by going to:

http://audio.viavid.com/20181030-131762-bio-techne.mp3

The replay will be available from 11:00 a.m. CDT on Tuesday, October 30, 2018 until 11:00 p.m. CDT on Friday, November 30, 2018.

Use of non-GAAP Adjusted Financial Measures:

This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measures include:

● Adjusted diluted earnings per share

● Adjusted net earnings

● Adjusted gross margin

● Adjusted operating income

● Adjusted operating margin

We provide these measures as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our presentation of these measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results.

Our non-GAAP financial measures for adjusted gross margin, adjusted operating margin, and adjusted net earnings, in total and on a per share basis, exclude the costs recognized upon the sale of acquired inventory, amortization of acquisition intangibles, and acquisition related expenses. The Company excludes amortization of purchased intangible assets and purchase accounting adjustments, including costs recognized upon the sale of acquired inventory and acquisition-related expenses, from this measure because they occur as a result of specific events, and are not reflective of our internal investments, the costs of developing, producing, supporting and selling our products, and the other ongoing costs to support our operating structure. Additionally, these amounts can vary significantly from period to period based on current activity.

The Company’s non-GAAP adjusted operating margin and adjusted net earnings, in total and on a per share basis, also excludes stock-based compensation expense, restructuring, impairments of equity method investments, gain and losses from investments, and certain adjustments to income tax expense. Stock-based compensation is excluded from non-GAAP adjusted earnings because of the nature of this charge, specifically the varying available valuation methodologies, subjective assumptions, and the variety of award types. Impairments of equity investments are excluded as we do not have significant influence over these investments and they are not part of our day-to-day operating decisions. Additionally, gains and losses from other investments that are either isolated or cannot be expected to occur again with any predictability are excluded.   Costs related to restructuring activities, including reducing overhead and consolidating facilities, are excluded because we believe they are not indicative of our normal operating costs. The Company independently calculates a non-GAAP adjusted tax rate to be applied to the identified non-GAAP adjustments considering the impact of discrete items on these adjustments and the jurisdictional mix of the adjustments. In addition, the tax impact of other discrete and non-recurring charges which impact our reported GAAP tax rate are adjusted from net earnings. We believe these tax items can significantly affect the period-over-period assessment of operating results and not necessarily reflect costs and/or income associated with historical trends and future results.

Investors are encouraged to review the reconciliations of adjusted financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

Forward Looking Statements:

Our press releases may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements involve risks and uncertainties that may affect the actual results of operations. The following important factors, among others, have affected and, in the future, could affect the Company's actual results: the effect of new branding and marketing initiatives, the integration of new businesses and leadership, the introduction and acceptance of new products, the funding and focus of the types of research by the Company's customers, the impact of the growing number of producers of biotechnology research products and related price competition, general economic conditions, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships.

For additional information concerning such factors, see the section titled "Risk Factors" in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

Bio-Techne Corporation (NASDAQ: TECH) is a global life sciences company providing innovative tools and bioactive reagents for the research and clinical diagnostic communities. Bio-Techne products assist scientific investigations into biological processes and the nature and progress of specific diseases. They aid in drug discovery efforts and provide the means for accurate clinical tests and diagnoses. With thousands of products in its portfolio, Bio-Techne generated approximately $643 million in net sales in fiscal 2018 and has over 2,100 employees worldwide. For more information on Bio-Techne and its brands, please visit www.bio-techne.com.

Contact:	David Clair, Investor Relations
ir@bio-techne.com
646-277-1266

BIO-TECHNE CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	QUARTER ENDED
	9/30/18	9/30/17
Net sales	$162,970	$144,613
Cost of sales	55,367	46,745
Gross margin	107,603	97,868
Operating expenses:
Selling, general and administrative	67,051	58,289
Research and development	14,789	13,548
Total operating expenses	81,840	71,837
Operating income	25,763	26,031
Other income (expense)	(8,177)	(3,064)
Earnings before income taxes	17,586	22,967
Income taxes	183	7,104
Net earnings	$17,403	$15,863
Earnings per share:
Basic	$0.46	$0.42
Diluted	$0.45	$0.42
Weighted average common shares outstanding:
Basic	37,697	37,376
Diluted	38,813	37,705

BIO-TECHNE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

(Unaudited)

ASSETS	9/30/18	6/30/18
Cash and equivalents	$94,674	$121,990
Short-term available-for-sale investments	69,047	59,764
Trade accounts receivable	114,753	120,296
Inventory	90,918	85,648
Other current assets	13,720	10,668
Total current assets	388,112	398,366

Property and equipment, net	146,511	145,348
Goodwill and intangible assets, net	1,337,476	1,044,222
Other non-current assets	5,099	5,266
Total assets	$1,872,198	$1,593,202

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$56,948	$62,523
Contract liabilities	8,762	8,109
Income taxes payable	5,232	8,878
Current portion of long-term debt obligations	12,500	-
Total current liabilities	83,442	79,510

Deferred income taxes	113,843	86,293
Long-term debt obligations	548,973	339,000
Long-term contingent consideration payable	6,800	-
Other long-term liabilities	9,671	9,338
Stockholders’ equity	1,109,469	1,079,061
Total liabilities and stockholders’ equity	$1,872,198	$1,593,202

BIO-TECHNE CORPORATION

RECONCILIATION OF GROSS MARGIN PERCENTAGE

(Unaudited)

	QUARTER ENDED
	9/30/18	9/30/17
Gross margin percentage – GAAP	66.0%	67.7%
Identified adjustments:
Costs recognized upon sale of acquired inventory	0.6%	0.2%
Amortization of intangibles	5.4%	4.2%
Gross margin percentage - Adjusted	72.0%	72.1%

BIO-TECHNE CORPORATION

RECONCILIATION OF OPERATING MARGIN PERCENTAGE

(Unaudited)

	QUARTER ENDED
	9/30/18	9/30/17
Operating margin percentage – GAAP	15.8%	18.0%
Identified adjustments:
Costs recognized upon sale of acquired inventory	0.6%	0.2%
Amortization of intangibles	8.8%	7.9%
Acquisition related expenses	1.6%	6.6%
Stock-based compensation	7.1%	2.6%
Operating margin percentage - Adjusted	33.9%	35.3%

BIO-TECHNE CORPORATION

RECONCILIATION OF NET EARNINGS and EARNINGS per SHARE

(In thousands, except per share data)

(Unaudited)

	QUARTER ENDED
	9/30/18	9/30/17
Net earnings – GAAP	$17,403	$15,863
Identified adjustments:
Costs recognized upon sale of acquired inventory	935	318
Amortization of intangibles	14,276	11,379
Acquisition related expenses	2,722	9,619
Stock-based compensation	11,565	3,795
Realized and unrealized loss (gain) on investments	2,202	-
Tax impact of above adjustments	(6,712)	(5,121)
Tax impact of discrete items	(4,176)	(1,875)
Net earnings - Adjusted	$38,215	$33,978

Earnings per share - diluted – Adjusted	$0.98	$0.90

BIO-TECHNE CORPORATION

SEGMENT REVENUE

(In thousands)

(Unaudited)

	QUARTER ENDED
	9/30/18	9/30/17
Protein Sciences segment revenue	$126,391	$108,113
Diagnostics and Genomics segment revenue	36,747	36,589
Intersegment revenue	(168)	(89)
Consolidated revenue	$162,970	$144,613

BIO-TECHNE CORPORATION

SEGMENT OPERATING INCOME

(In thousands)

(Unaudited)

	QUARTER ENDED
	9/30/18	9/30/17
Protein Sciences segment operating income	$54,614	$46,209
Diagnostics and Genomics segment operating income	2,536	7,279
Segment operating income	57,150	53,488
Costs recognized upon sale of acquired inventory	(935)	(318)
Amortization of intangibles	(14,276)	(11,379)
Acquisition related expenses	(2,631)	(9,533)
Stock-based compensation	(11,565)	(3,795)
Corporate general, selling, and administrative	(1,980)	(2,432)
Operating income	$25,763	$26,031